Exhibit 1.1

                           SHARE PURCHASE AGREEMENT

       This Agreement made as of the 1st day of February, 2005 ("Agreement"), by and between William Tay., with an address at 2000 Hamilton Street, #520, Philadelphia, PA 19130 ("Seller"), and S.W. Consulting Co., Inc., with an address at 1 Old Country Road, Carle Place, NY 11514 ("Purchaser").

                             W I T N E S S E T H:

       WHEREAS, Seller is the record owner and holder of all the issued and outstanding shares of capital stock of Voorhees Acquisition Corp., a Delaware corporation ("Corporation"), which Corporation has issued capital stock of 11,480,000 shares of common stock at $.0001 par value ("Shares"), as more fully described in the attached Exhibit A.

       WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

       1. Purchase And Sale Of Shares. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, all of Seller's Shares for a total price of Fifty-Five Thousand and 00/100 Dollars ($55,000.00).

       2. Good Faith Deposit. Purchaser has paid the sum of Five Thousand and 00/100 Dollars ($5,000.00) as an initial deposit to Seller, the receipt of which is acknowledged. At the Closing, as defined below, Purchaser will pay the balance of Fifty Thousand and 00/100 Dollars ($50,000.00) to Seller.

       3. Closing. The purchase and sale of the Shares shall take place on about or before February 1, 2005, at such time and place as the Purchaser and Seller mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At Closing, Purchaser shall deliver to Seller, in cash, by wire transfer to an account to be designated by Seller, the balance of the purchase price in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00), and Seller will immediately deliver the following to Purchaser:
(A) the certificates representing the Shares transferred hereunder, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, (B) the original of the Certificate of Incorporation and bylaws, (C) all corporate books and records (including all accounting records and SEC filings to date); and (D) written resignations of incumbent directors and officers of the Corporation.

       4.    Representations   and  Warranties  of  Seller.   Seller,  as  sole
director, officer and shareholder of Corporation, hereby represents and warrants to Purchaser that:

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       (i)   Corporation is  a  corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake nay actions herein;
       (ii) Corporation has filed with the United States Securities and Exchange Commission (`SEC") a registration statement on Form 10-SB that became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.
       (iii) Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.
       (iv)  Corporation   is   newly  formed  with  no  financial  information
             available other than the financial information included in SEC filings;
       (v)   There  are  no  legal  actions,  suits,  arbitrations,  or   other
             administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;
       (vi)  The  Corporation  has  no subsidiaries or any direct  or  indirect
             ownership  interest  in  any   other   corporation,   partnership,
             association, firm or business in any manner;
       (vii) The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements,
             deferred   compensation,   pension    retirement   agreements   or
             arrangements,   options   arrangements,  bonus,   stock   purchase
             agreements, incentive or profit-sharing plans;
       (viii)No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;
       (ix)  The business  and  operation  of  the  Corporation has and will be
             conducted   in  accordance  with  all  applicable   laws,   rules,
             regulations,   judgments.   Neither  the  execution,  delivery  or
             performance of this Agreement (A) violates the Corporation's by-laws, Articles of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act ("Act") or other applicable state securities laws;
       (x) Corporation has not conducted any business and/or entered into any agreements with third-parties;
       (xi) This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its

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             terms  and  does  not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement,
             mortgage,  lease  or   other  instrument  or  indenture  to  which
             Corporation and/or Seller a party or by which they are bound;
       (xii) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances; and,
       (xiii)The information contained on Exhibit A is true and correct.

       5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

       (i)   Purchaser has the power and authority to  execute and deliver this
                    Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;
       (ii)  The execution, delivery and performance  of  this  Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;
       (iii) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,
       (iv)  Purchaser is purchasing  the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
       (v)   Purchaser  hereby  agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

       6. Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

                    Seller:             William Tay
                                        2000 Hamilton Street, #520
                                        Philadelphia, PA 19130

                    Purchaser:          S.W. Consulting Co., Inc.
                                        Attn: Phillip E. Zegarelli
                                        1 Old Country Road
                                        Carle Place, NY 11514

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       7.    Governing Law.  This Agreement  shall  be interpreted and governed
in accordance with the laws of the State of Pennsylvania.    The parties herein
waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

       8.    Conditions  to  Closing.   The  Closing is  conditioned  upon  the
fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

       9. Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

       10. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

       11. Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

       12. Gender and Number; Section Headings. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       13. Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

       14. No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

       15. Assignment. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

       16. Closing Documents. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to

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carry  out  the  terms, conditions, purpose and intentions of  this  Agreement.
This paragraph shall survive the Closing.

       17. Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

       IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.


                                        S.W. CONSULTING CO., INC.



                                        By: /s/ Phillip E. Zegarelli
                                            -----------------------------
                                        Name: Phillip E. Zegarelli
                                        Title: CFO




                                        /s/ William Tay
                                        ---------------------------------
                                        By: William Tay